BYLAWS

                                       OF

                          NORTHSTAR SALES CORPORATION

                                   ARTICLE I

                                    Offices
                                    -------

Section 1. Principal Office. The principal office of the Corporation shall be located in Gastonia, Gaston County, North Carolina.

Section 2. Registered Office. The registered office of the Corporation shall be located in Gastonia, Gaston County, North Carolina.

Section 3. Other Offices. The Corporation may have any number of additional offices, at such other places as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                   ARTICLE II

                            Meetings of Shareholders
                            ------------------------

Section 1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at Gastonia, North Carolina on the fourth Monday in April of each year if not a legal holiday, but if a legal holiday, on the next day following not a legal holiday, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, the Secretary, or the Board of Directors of the Corporation, or by any shareholder pursuant to written request of the holders of not less than one-tenth of all stock entitled to vote. Special meetings shall be held at the principal office of the Corporation, or at such other place as shall be designated in the notice of meeting.

Section 5. Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, that such notice must be given not less than twenty days before the date of any meeting at which a merger or consolidation is to be considered.

            In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than the election of directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

            When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

            When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6. Voting Lists. At least ten days before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at any such meeting, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting,


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            and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

Section 7. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders, except that at a substitute annual meeting of shareholders the number of shares there represented either in person or by proxy, even though less than a majority, still constitutes a quorum for the purpose of such a meeting. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution.

Section 9. Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Charter or Bylaws of this Corporation. Voting on all matters, except the election of directors, shall be by voice vote or by a show of hands, unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.


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Section 10. Informal Action by Shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon any such action at a meeting, and filed with the Secretary of the Corporation to be kept in the corporate minute book.

                                  ARTICLE III

                                   Directors
                                   ---------

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committees as the Board may establish pursuant to these Bylaws.

Section 2. Number, Term, and Qualification. The number of directors of the Corporation shall be not more than three (3) but not less than one
            (1), the actual number to serve in each year to be fixed by the shareholders at the annual meeting; provided, however, that the number of directors shall not be less than three, unless there shall be less than three shareholders, in which event the number of directors shall not be less than the number of shareholders. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

Section 3. Election of Directors. Except as provided in Section 6 of this Article, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of directors shall be by ballot.

Section 4. Cumulative Voting. Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. This right


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            of cumulative voting shall not be exercised unless some shareholder or proxyholder announces in open meeting, before the voting for the directors starts, his intention to so vote cumulatively; and if such announcement is made, the Chairman shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one or more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

Section 5. Removal. Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election. If any directors are so removed, new directors may be elected at the same meeting.

Section 6. Vacancies. A vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director; but a vacancy created by an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a director at any time to fill a vacancy not filled by the directors.

Section 7. Chairman. The Chairman of the Board of the Corporation shall act as Chairman of all meetings of the Board of Directors.

                                   ARTICLE IV

                             Meetings of Directors
                             ---------------------

Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or


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            any two directors. Such meetings may be held either within or without the State of North Carolina.

Section 3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice may be waived in writing and need not specify the purpose for which the meeting is called. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called.

Section 4. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 5. Quorum. A majority of the directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 6. Manner of Acting. Except as otherwise provided in these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The vote of a majority of the directors then holding office shall be required to adopt a resolution dissolving the Corporation without action by the shareholders.

Section 7. Informal Action by Directors. Action taken by a majority of the directors without a meeting is nevertheless Board action, if written consent to the action in question is signed by all the


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            directors and filed with the minutes of the proceedings of the
            Board, whether done before or after the action so taken.

                                   ARTICLE V

                              Executive Committee
                              -------------------

Section 1. Creation. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate two or more directors to constitute an Executive Committee, which committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except as set forth in Section 6 of this Article V.

Section 2. Vacancy. Any vacancy occurring in an Executive Committee shall be filled by a majority of the number of directors fixed by these Bylaws at a regular or special meeting of the Board of Directors.

Section 3. Removal. Any member of an Executive Committee may be removed at any time, with or without cause, by a majority of the number of directors fixed by these Bylaws.

Section 4. Minutes. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 5. Responsibility of Directors. The designation of an Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof, of any responsibility or liability imposed upon it or him by law. If action taken by an Executive Committee is not thereafter formally considered by the Board, a director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.

Section 6. Restrictions on Executive Committee. The Executive Committee shall not have authority to act on (a) dissolution, merger or consolidation, or disposition of substantially all corporate property; (b) the designation of committees or filling vacancies on the Board of Directors for serving on the Board or on a committee of the Board; (c) fixing compensation of the directors for serving on the Board or any such committee; (d) amending or repealing Bylaws or adopting new Bylaws; (e) amending or repealing any resolution


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            of the Board which, by its terms, shall not be amendable or repealable; (f) any additional restrictions imposed by the Board of Directors of the Corporation in establishing such Executive Committee; or (g) any restrictions imposed by the North Carolina General Statutes, now or hereafter adopted.

                                   ARTICLE VI

                                    Officers
                                    --------

Section 1. Number. The Board of Directors may elect from its own number a Chairman of the Board, and shall elect a President and such Vice Presidents (who may or may not be directors) as in the opinion of the Board the business of the Corporation requires, a Treasurer and a Secretary; and it shall elect or appoint from time to time such other or additional officers as in its opinion are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person, except the offices of Chairman of the Board and Secretary, and President and Secretary.

Section 2. Election and Term. The officers of the Corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office for a period of one year or until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

Section 4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5. Chairman of the Board. The Chairman of the Board of Directors, if elected, or, failing his election, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.


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

Section 6. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation. He shall preside at all meetings of the directors in the absence of the Chairman of the Board and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chairman of the Board or by the Board of Directors from time to time.

Section 7. Vice President. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, he shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 8. Secretary and Assistant Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix, or attest the affixing of, the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of the shareholders showing the name and address of each shareholder, and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, shall perform all duties as may be assigned to him from time to time by the Chairman of the Board, the President or by the Board of Directors. The Assistant Secretary shall render assistance to the Secretary in all the responsibilities hereinabove assigned.

Section 9. Treasurer and Assistant Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; he shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars


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

            as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor.

            The Treasurer shall also prepare and file all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to his office and such other duties as may be assigned to him from time to time by the Chairman of the Board, the President or the Board of Directors. The Assistant Treasurer shall render assistance to the Treasurer in all the responsibilities hereinabove assigned.

Section 10. Bonds. The Board of Directors may, by resolution, require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient securities, conditioned on faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                  ARTICLE VII

                         Contracts, Loans and Deposits
                         -----------------------------

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.


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Section 4.  Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

                                  ARTICLE VIII

                     Stock Certificates and Their Transfer
                     -------------------------------------

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the Chairman of the Board, the President or the Vice President and the Secretary or Treasurer (or Assistant Secretary or Assistant Treasurer) . They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

Section 2. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Section 3. Closing Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders or for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a period stated but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten days immediately preceding such meeting.


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            In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days, and in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action requiring such determination of shareholders is to be taken.

            If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 4. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

Section 5. Holder of Record. The Corporation may treat as absolute owner of shares the persons in whose name the shares stand of record on its books, just as if that person has full competency, capacity and authority to exercise all rights of ownership, irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relationship or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate, except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.


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Section 6.  Treasury Shares. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the Corporation. Treasury shares shall not carry voting or dividend rights.

                                   ARTICLE IX

                               General Provisions
                               ------------------

Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law, and subject to the provisions of its Charter.

Section 2. Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and North Carolina and in the center of which is inscribed "Corporate Seal."

Section 3. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Charter or Bylaws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 5. Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors. The Board of Directors shall have no power to adopt a Bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee;
            (3) increasing or decreasing the number of directors; (4) classifying and staggering the election of directors.

            No Bylaws adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.


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Section 6.  Indemnification. Any person who at any time serves or has served as a director, officer, employee or agent of the Corporation, or in such capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

            To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by the Corporation.

            Notwithstanding the foregoing provisions, the Corporation shall not indemnify or agree to indemnify any person against liability or litigation expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the Corporation.

            The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the Corporation.


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            Any person who at any time after the adoption of this bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.

                    * * * * * * * * * * * * * * * * * * * *

THESE BYLAWS READ, APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF NORTHSTAR SALES CORPORATION AS OF THE 27th DAY OF DECEMBER, 1989.


                                        /s/ Donald G. Walser
                                        --------------------------------

JWP2/672


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